UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 17, 2006

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500 Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (972) 869-3400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 17, 2006, the Company executed an amendment, dated March 17, 2006, to an existing employment agreement with its President of North America, Jimmy C. Houlditch (The most recent amendment dated March 29, 2005 is filed as Exhibit 10.35 in the Company’s 2004 Form 10-K). This amendment is retroactively effective on January 1, 2006 and expires December 31, 2007. The amendment to the agreement provides for a base salary of $425,000 during 2006 and for a base salary of $212,500 during 2007. The amendment to the agreement also stipulates specific commission rates on contracts earned with federal government agencies during 2006 and at reduced rates during 2007, and expressly excludes participation in the Company’s incentive compensation plan. The amendment to the agreement also provides for severance benefits for up to six months of base pay in the event of involuntary termination or change in control of the Company.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

The following exhibit to the Current Report of Form 8-K is not being filed, but is being furnished pursuant to Item 9.01:

10.1	Employment agreement between Thomas Group and Jimmy C. Houlditch dated March 17, 2006 and executed April 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date:	April 21, 2006	By:	/s/ James T. Taylor
James T. Taylor,
President & Chief Executive Officer

Exhibit Index

The following exhibit to this current report on Form 8-K is not being filed but are being furnished pursuant to Item 9.01:

Exhibit Number	Description
10.1	Employment agreement between Thomas Group and Jimmy C. Houlditch dated March 17, 2006 and executed April 17, 2006.